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                                                                    EXHIBIT 23.2

                       INDEPENDENT ACCOUNTANT'S CONSENT

     We hereby consent to the use in the Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of Bionova U.S. Inc. of our report dated May 3, 1996, except as to Note 6, which is as of June 20, 1996, relating to the combined financial statements of Agricola Batiz, S.A. de C.V. and its subsidiaries and International Produce Holding Company and its subsidiaries which appear in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.


PRICE WATERHOUSE
Monterrey, N.L. Mexico
August 9, 1996